Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

IRIS International, Inc.

Chatsworth, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IRIS International, Inc. of our reports dated March 12, 2012, relating to the consolidated financial statements and the effectiveness of IRIS International, Inc’s internal control over financial reporting, which appear in IRIS International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP Los Angeles, California

May 10, 2012

Exhibit 23.1